Exhibit 10-AAff

FOURTH AMENDMENT

TO THE

TECH DATA CORPORATION

401(k) SAVINGS PLAN

WHEREAS, Tech Data Corporation, a Florida corporation (the “Employer”) adopted and maintains the Tech Data Corporation 401(k) Savings Plan, originally effective as of January 1, 2000, as most recently amended and restated effective as of January 1, 2003, and as thereafter amended from time to time (the “Plan”); and

WHEREAS, pursuant to Article XII of the Plan, the Employer has reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to provide for the automatic rollover of mandatory distributions that exceed $1,000.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, Section VIII(a)(3) of the Plan is hereby amended, effective March 28, 2005, by adding the following at the end thereof:

“In the event of a distribution greater than $1,000 but not greater than $5,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.”

* * *

Except as hereinabove modified and amended, the Plan shall remain unchanged and shall continue in full force and effect.

EMPLOYER:

TECH DATA CORPORATION

By:	/s/ Lawrence W. Hamilton

Its:	SVP, HR

Dated:	May 26, 2005